                                                                   EXHIBIT 10.46

                [BANKERS CAPITAL MANAGEMENT COMPANY, INC. LOGO]

                               SECURITY AGREEMENT

This Security Agreement (hereinafter "Agreement") is made and entered into effective on the date shown below as having been accepted by BANKERS CAPITAL MANAGEMENT CO., INC., a California corporation (hereinafter "BANKERS"), and is between BANKERS and the undersigned HTR ACQUISTION, INC., a DELAWARE corporation (hereinafter "CLIENT"). For and in consideration of the mutual promises and covenants contained herein, and in consideration of an initial purchase of acceptable accounts by BANKERS, BANKERS and CLIENT agree as follows:

A.  PURPOSE OF AGREEMENT
    CLIENT desires to obtain immediate cash for its accounts receivable by selling, assigning and transferring to BANKERS acceptable accounts at a discount below face amount.

B.  DEFINITIONS

    1. "ACCOUNT" means any right to payment for goods sold and delivered or services rendered which is not evidenced by an instrument or chattel paper.

    2.  "INVOICE" means a written account.

    3. "ACCEPTABLE ACCOUNT" may be required, at the sole discretion of BANKERS, to conform to any or all of the following: i) the account conforms to the warranties, covenants and terms set forth herein; ii) the credit of the customer and of CLIENT have been approved and continue to be approved by BANKERS at its sole discretion; iii) BANKERS has verified delivery and acceptance of the product or service to the satisfaction of BANKERS; iv) customer has agreed in writing to pay BANKERS for the subject account; and v) the account presented is otherwise in conformity with BANKER's standard requirements, including minimum invoice and schedule amounts, and is without set-off, discount or reduction.

    4. "CUSTOMER" means CLIENT's customer, or the account debtor. Each division or subsidiary of a corporate customer may be judged a separate and distinct customer by BANKERS.

    5.  "CLIENT" means the seller and assignor of the accounts.

    6. "COLLATERAL" means the intangible or tangible property given as security to BANKERS by CLIENT for any obligations and liabilities of CLIENT to BANKERS under this Agreement.

    7. "WARRANT" means to guarantee, as a material element of the Agreement. Each separate warranty herein is also an independent condition to BANKER's duties under this Agreement.

    8. "CREDIT PROBLEM" means customer is unable to pay its debts because of financial problems or insolvency.

    9. "DELIVERY" means receipt of product, merchandise, or service by the account-debtor.

    10. "SERVICE" means a useful labor, which does not produce a tangible commodity.

    11. "CUSTOMER DISPUTE" means any claim or action by customer against CLIENT, of any kind whatsoever, valid or invalid, existing prior to or arising after BANKER'S purchase of the account(s), that reduces the amount collectable from customer by BANKERS.

    12. "CHARGE BACK" means an account previously sold to BANKERS by CLIENT, which is required to be repurchased from BANKERS by CLIENT under the terms of the Agreement.

C.  WARRANTIES AND COVENANTS BY CLIENT:

    AS AN INDUCEMENT FOR BANKERS TO ENTER INTO THIS AGREEMENT, AND WITH FULL KNOWLEDGE THAT THE TRUTH AND ACCURACY OF THE WARRANTIES IN THIS AGREEMENT ARE BEING RELIED UPON BY BANKERS, CLIENT WARRANTS AND COVENANTS THAT:

    1. CLIENT is properly licensed and authorized to operate the business of TRAINING AND EDUCATION under the trade name of HTR, INC. and CLIENT's trade name has been properly filed and published as required by the laws of the State of DELAWARE.

    2.  CLIENT's business is solvent.

    3. CLIENT warrants that each customer's business is solvent to the best of CLIENT's knowledge and belief, and CLIENT further warrants that it will not sell accounts to BANKERS after CLIENT has become aware that customer is experiencing financial difficulties or is insolvent or is contemplating or has filed Bankruptcy. CLIENT shall not offer an account for sale to BANKERS without first obtaining from BANKERS approval of the customer's credit.

    4. CLIENT is, at the time of purchase by BANKERS, the lawful owner of and has good and undisputed title to the accounts purchased by BANKERS; the accounts have not been pledged as collateral to anyone other than BANKERS; the same may be freely assigned by CLIENT to BANKERS; and CLIENT has not received payment from customer or on customer's behalf for the account(s) offered for sale to BANKERS.

    5. Each account offered for sale to BANKERS by CLIENT is an accurate and undisputed statement of indebtedness by customer to CLIENT for a sum certain and which is due and payable in THIRTY (30) DAYS or less.

    6. Each account offered for sale to BANKERS by CLIENT is an accurate statement of all of the following:
        a. a bona fide SALE and DELIVERY of merchandise or product, or the COMPLETED performance of service, by CLIENT to customer; and
        b. ACCEPTANCE by customer of the merchandise/product or service. "Acceptance" means customer is legally obligated to pay the corresponding invoice;
        c.  that the account is not subject to set-off or discount;
        d. that the merchandise has not been delivered or sold on a guaranteed sale, price protection, consignment, re-stocking or similar basis.

    7. All transactions between CLIENT and CLIENT's customers shall be "arm's length" transactions, and CLIENT and officers, principals and employees of CLIENT shall not own in any manner or control in any way the business of customer; nor shall customer and owners, principals and employees of customer own in any manner nor control in any way the business of CLIENT.

    8. All financial statements and records, books, tax returns, applications, invoices, purchase orders, proofs of delivery, assignments or other documents shown or furnished to BANKERS by CLIENT at any time, either before or after the signing of this Agreement are true, complete and accurate.

    9. CLIENT shall not interfere with any of BANKER'S rights under this Agreement; nor shall CLIENT do any of the following with respect to accounts purchased from CLIENT by BANKERS: i) interfere with BANKER'S right to receive payments for accounts; ii) submit invoices directly to customers; iii) accept return of merchandise from customer or give customer credits that will in any way reduce the amount due from customer; iv) notify customer to make payment(s) to CLIENT; v) modify BANKER'S Notice of Assignment form without BANKER'S prior written consent. Further, CLIENT will cooperate with BANKERS in any attempts to collect any sums due.

    10. CLIENT shall terminate any existing security agreement and any UCC-1 Financing Statement between CLIENT and any other factor, bank, finance company or other lender and shall provide BANKERS with an exact copy of the termination.

    11. NEGATIVE PLEDGE: CLIENT shall not, without the prior written consent of BANKERS, suffer to exist any lien (including any encumbrance or security interest) of any kind upon any of its assets, whether now owned or hereafter acquired, during the term of the Agreement; or after the termination until the following has occurred: All outstanding and unpaid accounts which were purchased from CLIENT by BANKERS and all obligations and indebtedness of CLIENT to BANKERS have been satisfied and paid in full. Security interest as used in this paragraph shall include a purchase money security interest ("PMSI").

    12. CLIENT shall not change or modify the terms of the original account with customer unless BANKERS first consents to such change in writing. For example, CLIENT shall not extend credit to a customer beyond thirty (30) days without prior written consent from BANKERS; nor shall CLIENT offer a discount to customer for early payment of an account.

    13. CLIENT will maintain such insurance covering CLIENT's business and/or property of CLIENT's customer as is customary for businesses similar to the business of CLIENT including, without limitation, insurance on products during transportation from CLIENT to customer; and, at the request of BANKERS, CLIENT shall name BANKERS as loss payee of such insurance.

    14. CLIENT shall give BANKERS prior written notice of any of the following:
        i) Change of location or telephone number of its principal office. Principal office shall be defined as the place where CLIENT'S books and records are kept. ii) Discontinuance of CLIENT'S business. iii) If CLIENT is a corporation: the sale or transfer of 25% or more of the corporation's stock or any change in the corporation's officers. iv) If CLIENT is a partnership of any type: the addition or deletion of any partners. v) If CLIENT is a sole proprietorship: the addition or replacement of any of the owners of the business. vi) The addition or deletion of any fictitious business statement; vii) "owning or participating in, having or establishing, any other or additional type of business entity which sells, factors, finances or hypothecates its accounts receivable with any individual, partnership or company other than Working Capital Company or Bankers Capital Management Co., Inc. (both California corporations)."

    15. CLIENT will immediately notify BANKERS of any proposed or actual change of CLIENT'S name, identity, and of any change in structure of CLIENT'S business


INITIAL:                           Page 1 of 4         Rev. 7/8/99

D.  DISCOUNTS, REBATES AND RESERVES

    1. DISCOUNT FEE: BANKERS agrees to buy acceptable accounts offered by CLIENT during the term of the Agreement at a discount (fee) of NINE AND NINE TENTHS percent (9.9%) from the face amount of each account.

    2.  REBATE PAYMENT:

        a. BANKERS shall pay to CLIENT a rebate payment in an amount equal to SIX percent (6%) of the face amount of each account that is paid in full to BANKERS not more than 30 days from the date that BANKERS purchases the subject account.

        b. BANKERS shall pay to CLIENT a rebate payment in an amount equal to FOUR percent (4 %) of the face amount of each account that is paid in full to BANKERS more than 30days but not more than 45 days from the date that BANKERS purchases the subject account.

        c. BANKERS shall pay to CLIENT a rebate payment in an amount equal to TWO percent (2%) of the face amount of each account that is paid in full to BANKERS more than 45 days but not more than 60 days from the date that BANKERS purchases the subject account.

        d. BANKERS shall provide to CLIENT within ten (10) days after the expiration of each calendar month, by deposit into the U.S. Mail within that time period, an accounting of the rebate payment(s), if any, earned by the CLIENT in the previous month, together with a check for the amount of any rebate payment due CLIENT as reflected on said accounting. If CLIENT does not object in writing to such accounting within ten (10) business days from the date mailed to CLIENT, such accounting shall conclusively be deemed to be correct.

        e. The date that BANKERS purchases an account shall be defined as the date either that BANKER'S check is issued in payment or that BANKERS wires or transfers funds to CLIENT's bank account for the purchase of the accounts. The date that BANKERS is paid for an account shall be defined as the business day (Monday through Friday, exclusive of any holiday or of any other weekday that either BANKER'S bank or BANKER'S office is not open for business) that BANKERS receives payment in cash or by wire; or in the event of payment of an account by check, draft or warrant, the second business day following the business day that BANKERS receives said check, draft or warrant, subject to collection.

    3. RESERVE: BANKERS may, at its option at any time during the term of the Agreement, withhold a reserve up to ZERO percent (0%) of the gross face amount of each account purchased. Said reserve may be held by BANKERS and applied against any indebtedness or any other obligations of CLIENT to BANKERS which may arise pursuant to the terms of this Agreement, whether or not related to the particular account from which the reserve is being withheld. BANKERS agrees to refund to CLIENT any remaining moneys of said reserve upon the termination of the Agreement when BANKERS determines that CLIENT is no longer or will not be responsible to BANKERS for any obligation or indebtedness existing or which may yet arise pursuant to the terms of the Agreement. Notwithstanding anything to the contrary herein, BANKERS shall not be required to keep said reserve separate from its general funds and CLIENT shall not be entitled to interest on such funds. At the time that BANKERS provides CLIENT with the accounting specified in Par. D-2-D above, BANKERS shall pay to CLIENT any reserve amounts in excess of ZERO percent (0%) of the face amount of all accounts purchased from CLIENT by BANKERS which are unpaid on the last day of the previous month, less any amounts charged-back to CLIENT.

E.  FURTHER PROMISES

    1.  SECURITY AGREEMENT

        a. As collateral securing all present and future obligations, indebtedness and liabilities owing by CLIENT to BANKERS, CLIENT grants to BANKERS a continuing first priority security interest in and to the collateral described below, and said security interest shall be evidenced by a UCC-1 Financing Statement perfected with the appropriate state and other authorities, as required. The security interest of BANKERS in and to accounts and accounts receivable listed in the collateral described below shall be a first priority security interest:

            1) Any collateral now or hereafter described in any form UCC-1 filed in which CLIENT is Debtor and BANKERS is Secured Party; and all of CLIENT'S right, title and interest in and to the following property, now owned and hereafter acquired:

            2) All accounts, accounts receivable, chattel paper, general intangibles, including, but not limited to, tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists, licenses, documents, instruments, deposit accounts, reserve accounts, certificates of deposit and all rights of CLIENT as a seller of goods, including rights of reclamation, repletion and stoppage in transit;

            3) All goods, including, but not limited to, the following: All inventory, wherever located; all equipment and fixtures, wherever located, and all additions, substitutions, replacements, (including spare parts), and accessions thereof and thereto; and all books and records relating to all of the foregoing property and interests in property, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the CLIENT, any computer service bureau, or other third party; and all investment property; and all proceeds of the foregoing, including, but not limited to, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

        b. CLIENT agrees that said Financing Statement shall remain in effect and BANKERS shall have no obligation to release, cancel or terminate said Financing Statement until all of the following conditions have been met: i) the effective date of termination of this Agreement has passed; ii) all accounts assigned to BANKERS by CLIENT have been paid or otherwise satisfied; iii) all other obligations of CLIENT to BANKERS hereunder have been satisfied; iv) all statutory requirements, provisions and time frames have been complied with and satisfied; and v) CLIENT has executed a release in which CLIENT has agreed not to file a legal action against BANKERS. All obligations of CLIENT to BANKERS shall survive the release, termination or cancellation of said Financing Statement, and such release, termination or cancellation shall not constitute a release or waiver by BANKERS of any obligations of CLIENT hereunder.

    2. NOTIFICATION and VERIFICATION: BANKERS may at any time and at its sole discretion contact CLIENT's customer(s) to verify that the product or service sold by CLIENT to customer HAS BEEN RECEIVED BY AND ACCEPTED BY CUSTOMER; to notify customer of CLIENT to make payments directly to BANKERS; and to inquire about payments that are due. CLIENT acknowledges that BANKERS may place an imprint on CLIENT's invoices notifying customer of the sale and assignment of the underlying account, and that payment on the invoice shall be made only to BANKERS.

    3. ASSIGNMENT/APPROVAL: CLIENT may from time to time, at option of CLIENT, after obtaining from BANKERS approval of the credit of customer, offer for sale accounts to BANKERS. CLIENT shall be obligated to BANKERS for the sum of $20.00 for each credit check in excess of three (3) credit checks ordered by BANKERS at the request of CLIENT during any calendar month; however, if BANKERS factors a particular account for CLIENT for whom CLIENT was assessed such a credit check fee, then said fee shall be waived or refunded. BANKERS shall not be obligated to purchase any particular account. Accounts offered for sale to BANKERS shall be listed on Schedule and Assignment of Accounts forms furnished by BANKERS, and CLIENT shall list on the schedules the following: customer account number and name, P.O. number, invoice date and amount.

    4. FACSIMILE: If a Schedule and Assignment of Accounts is transmitted by CLIENT to BANKERS by facsimile or e-mail, the copy of CLIENT's signature as it appears on the resulting document shall have the same validity and effect as though the original signature of CLIENT appeared on said schedule.

    5. REQUIRED FORMS: When CLIENT offers a Schedule and Assignment of Accounts listing accounts which CLIENT is offering to BANKERS for sale, BANKERS shall also receive the following from CLIENT:

        a. An ORIGINAL invoice PLUS ONE COPY, for each account sold to BANKERS; and two copies of timesheets, if customer requires timesheets. "Original" shall mean that the CLIENT has not previously provided customer with an invoice for the account. CLIENT AGREES TO PAY BANKERS $10.00 PER SCHEDULE PAGE IF CLIENT DOES NOT PROVIDE BANKERS WITH BOTH AN ORIGINAL AND A COPY OF EACH INVOICE LISTED ON THE SCHEDULE PAGE, or if CLIENT does not provide BANKERS with two copies of any time sheets.

        b. All invoices submitted for sale to BANKERS shall include the term for payment of the invoice, and if the payment terms are not listed on an invoice, BANKERS is authorized to imprint TERMS NET 30 DAYS on said invoice.

        c. Complete copies of all purchase orders, including accurate purchase order numbers.

        d. Copies of any contracts existing between CLIENT and customer underlying the sale/purchase of the merchandise or service.

        e.  Proof of Delivery, if customer requires such.

        f. The first time that CLIENT sells accounts to BANKERS due from a particular customer, a Notice of Assignment from CLIENT to customer, in a form specified by BANKERS, advising customer of the sale and assignment to BANKERS of CLIENT's accounts.

        g. ANY OTHER DOCUMENTATION deemed necessary by customer for customer to pay the subject invoice(s).

        h. CLIENT shall not withhold from or fail to furnish to BANKERS at the time that BANKERS purchases the account(s) any and all documentation and information necessary for BANKERS to receive timely payments from customers.

    6. REPURCHASE OF ACCOUNTS BY CLIENT: CLIENT shall immediately repurchase from BANKERS an account at the unpaid face amount under any of the following circumstances:

        a. if CLIENT has breached any warranties, covenants or promises in the Agreement with regard to the unpaid account.

INITIAL:                           Page 2 of 4         Rev 7/8/99

        b.  if CLIENT has contributed to or aggravated customers credit problem.

        c.  if CLIENT and CLIENT's customer are involved in any type of dispute.

        d. if customer asserts a claim of loss or set-off of any kind against CLIENT or BANKERS; or if customer takes a discount.

        e. if the account has not been paid in full for any reason within ninety (90) days from the date that BANKERS purchased the account.

        f. if customer becomes insolvent or unable to pay debts as they mature or shall make a general assignment for the benefit of creditors or voluntarily files bankruptcy or is placed in involuntary bankruptcy by its creditors.

    7. PAYMENT OF ACCOUNT TO BE REPURCHASED: Any amount due BANKERS from CLIENT under the provisions of Par. 6 above or under any other term or condition of the Agreement, if not paid within five (5) days shall, in addition to any other remedies under the Agreement, bear interest at the rate of Seventeen one-hundredths of One percent (.17%) per day from date of notice until paid. For any account required to be repurchased from BANKERS by CLIENT, BANKERS shall first apply funds from the CLIENT's reserve in or towards payment of said account. However, BANKERS shall not be required to apply funds from CLIENT's reserve that will reduce the reserve balance to, or if the reserve balance is less than ten (10%) percent of the gross face amount of all accounts purchased from CLIENT which remain outstanding and unpaid.

    8. ADDITIONAL METHODS OF PAYMENT OF ACCOUNT TO BE REPURCHASED: In addition to the application of funds in CLIENT'S reserve as described in Par. E-7 above, BANKERS may charge CLIENT for any account required to be repurchased by CLIENT, or for any fee due BANKERS under any of the other terms of the Agreement, by application of CLIENT'S funds from any of the following: i) Schedule and Assignments of Accounts; ii) rebate payments;
        iii) payments from CLIENT'S customers; iv) by initiating debit entries and to initiate if necessary credit entries and adjustments for any debit entries in error to CLIENT'S checking account identified in CLIENT'S application or wire transaction information form.

    9. NOTICE OF DISPUTE: CLIENT must immediately notify BANKERS of any disputes between customer and CLIENT, or of any claims or set-offs asserted by customer; or of any returns by customer.

    10. SETTLEMENT OF DISPUTE: BANKERS may settle with customer any dispute between CLIENT and customer. Such settlement, if it does not result in BANKERS receiving payment in full for the account, does not relieve CLIENT of responsibility to BANKERS for payment of any unpaid portion of the total account.

    11. STATEMENT OF CHARGE-BACK: BANKERS shall identify all accounts charged-back to CLIENT and shall provide CLIENT a written statement thereof. Said statement shall be deemed an "ACCOUNT STATED" between CLIENT and BANKERS as to said charge-back except for any errors of which CLIENT shall have notified BANKERS in writing within five (5) business days after the date of receipt by CLIENT of said statement.

    12. SOLE PROPERTY: Once BANKERS has purchased an account, both the account and the payment from customer as to that account are THE SOLE PROPERTY OF BANKERS. Any interference by CLIENT with that payment may subject CLIENT to liability for conversion and punitive damages. CLIENT shall not attempt to obtain from customer payment for an account sold to BANKERS. Any interest or other charges due from customer shall be the sole property of BANKERS.

    13. HOLD IN TRUST: CLIENT shall hold in trust and safekeeping, as the property of BANKERS, and immediately turn over to BANKERS the identical check or other form of payment received by CLIENT, whenever any payment on an account purchased by BANKERS comes into CLIENT's possession. Should CLIENT come into possession of a check comprising payments owing to both CLIENT and BANKERS, CLIENT shall turn over said check to BANKERS uncashed. Subject to a deduction for any amount owed BANKERS by CLIENT; BANKERS will refund CLIENT's portion to CLIENT. If CLIENT does not remit the payment to BANKERS on the next banking day after receipt of the payment by CLIENT, then in addition to any other legal remedies available to BANKERS under the law, BANKERS may assess CLIENT a fee equal to 15% of the amount of the payment received by CLIENT.

    14. FINANCIAL RECORDS: CLIENT agrees that it shall furnish to BANKERS from time to time, upon written request from BANKERS, the following: i) a current signed Financial Statement; ii) a copy of the CLIENT's Federal Income Tax Return for the year ended immediately preceding the date of BANKER's request.

    15. TAX COMPLIANCE: CLIENT will furnish BANKERS, upon request, satisfactory proof of payment and/or compliance with all federal, state and/or local tax requirements. Corporate clients shall pay prior to delinquency all state income and franchise taxes; and CLIENT shall not offer accounts for sale to BANKERS if CLIENT's state income or franchise taxes have not been currently paid.

    16. NOTICE OF TAX LIEN, LEVY BANKRUPTCY, OR LEGAL PROCESS: CLIENT shall promptly notify BANKERS of the commencement by or against CLIENT, or CLIENT's customers, of any case under the federal bankruptcy laws or any other proceeding under any other laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment of debtor relief; or of the commencement of any proceeding against CLIENT, or CLIENT's customer, for the dissolution or liquidation of CLIENT or of such customer; or of any attachment, tax lien, levy, judgment, or any other legal process levied against CLIENT or any of CLIENT's property.

    17. NO PLEDGE: CLIENT shall not pledge the credit of BANKERS to any person or company for any purpose whatsoever. BANKERS shall not be liable for any debt of CLIENT.

    18. BOOK ENTRY: CLIENT will, immediately upon sale of accounts to BANKERS, make proper entries on its books and records disclosing the absolute sale of said accounts to BANKERS. CLIENT shall allow BANKERS reasonable access to and the right to inspect and copy any of CLIENT's books and records pertaining to accounts receivable.

    19. LEGAL FEES: In the event of any action, whether or not suit is filed, in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the obligations, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorney's fees and court costs.

    20. VENUE: Notwithstanding the location of CLIENT or CLIENT's office, this Agreement shall be deemed to be executed in the State of California and will be governed in accordance with the procedural and substantive laws of the State of California; and venue for any litigation arising from this Agreement shall be in any court of competent jurisdiction located in the City and County of San Francisco, State of California.

    21. POWER OF ATTORNEY: In order to carry out this Agreement, CLIENT irrevocably appoints BANKERS, or any person designated by BANKERS, its special attorney-in-fact, or agent, with power to:

        a. strike out CLIENT's address on all mail addressed to customers and put on BANKER'S address.

        b. receive, open and dispose of all mail addressed to CLIENT, or to CLIENT's fictitious trade name via BANKER'S address.

        c. endorse the name of CLIENT or CLIENT's fictitious name on any checks or other evidences of payment that come into the possession of BANKERS on accounts purchased by BANKERS or pursuant to default or charge-back and on any other documents relating to any of the accounts or to the Collateral.

        d. in CLIENT's name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on accounts.

        e. compromise, prosecute, or defend any action, claim or proceeding as to said account(s).

        f. do any and all things necessary and proper to carry out the purpose intended by this Agreement.

        g. the authority granted BANKERS shall remain in full force and effect until all assigned accounts are paid in full and any indebtedness of CLIENT to BANKERS is discharged.

    22. DOUBLE PAYMENTS: Should BANKERS receive a double payment on an account or other payment which is not identified or payment on an account which BANKERS did not purchase, BANKERS may carry such sums as open items and may either return them to Payor or forward them to CLIENT at BANKER'S sole discretion. BANKERS shall have no liability, and CLIENT shall indemnify BANKERS and hold BANKERS harmless from any claims, liabilities, damages or obligations asserted against BANKERS, as a result of said disbursement. Following receipt of such payment, BANKERS may hold the payment in suspense, return it to Payor, apply it to any obligation of CLIENT to BANKERS, or send it to CLIENT, all at the discretion of BANKERS.

    23. MAXIMUM/MINIMUM ACCOUNT: The outstanding amount in CLIENT's account with BANKERS (that is, the face amount of accounts purchased by BANKERS from CLIENT and not yet paid by customer) shall not exceed the sum of $ 1,000,000.00. If the total face amount of acceptable accounts purchased by BANKERS is less than $0 within any calendar month, then CLIENT shall be assessed a fee as an ACCOUNT STATED, for an amount equal to three (3%) percent of the dollar amount of the difference between the total face amount of accounts purchased by BANKERS and the minimum amount set forth in this paragraph. A penalty due under this paragraph may be prorated if the Agreement is entered into or terminated other than on the first or last calendar day of the month, respectively.

    24. HOLD HARMLESS: CLIENT shall hold BANKERS harmless against any customer's ill will arising from CLIENT assigning accounts to BANKERS and BANKERS purchasing, verifying, and collecting any accounts due from CLIENT's customers.

    25. DEFAULTS: Any one or more of the following shall be a default hereunder:

        a.  CLIENT shall fail to pay any indebtedness to BANKERS when due;

        b. CLIENT shall breach any term, provision, covenant, warranty, promise, or other obligation or representation of CLIENT to BANKERS under this Agreement or under any addendum, amendment or other agreements between CLIENT and BANKERS;

        c. the appointment of any receiver or trustee of all or a substantial portion of the assets of CLIENT;



INITIAL:                           Page 3 of 4         Rev. 7/8/99

        d. CLIENT shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit or creditors or shall voluntarily file under any bankruptcy or similar law;

        e. any involuntary petition in bankruptcy shall be filed against CLIENT and shall not be dismissed within 60 days;

        f. any levies of attachment, executions, tax assessments or similar process shall be issued against the Collateral and shall not be released within 10 days thereof; or BANKERS does not receive payment if full for any account as a result of said action;

        g. any financial statements, invoices, Schedules of Assignment, or other documents or statements furnished by CLIENT to BANKERS prove false or prove incorrect in any material respect.

    26. REMEDIES AFTER DEFAULT: In the event of default BANKERS may do any one or more of the following:

        a. declare any indebtedness secured hereby immediately due and payable, and apply toward such indebtedness any rebate, reserve, and any payments from CLIENT's customers, which come into BANKER'S possession.

        b. notify any customers to thereafter make payments on accounts due CLIENT directly to BANKERS; to take possession of Collateral and collect any accounts receivable without judicial process;

        c. require CLIENT to assemble the Collateral and the records pertaining to accounts receivable and make them available to BANKERS at a place designated by BANKERS.

        d. enter the premises of CLIENT and take possession of the Collateral and of the records pertaining to the accounts receivable and any other Collateral;

        e. grant extensions, compromise claims and settle accounts receivable at less than face value, all without prior notice to CLIENT;

        f. use in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by CLIENT.;

        g. return any surplus realized to CLIENT after deducting the reasonable expenses and legal fees incurred by BANKERS in resolving said default;

        h. bring an action at law or in equity for any loss or damage occasioned by such default or to prevent the creation or continuance of any breach of CLIENT's obligations hereunder;

        i. assess damages for the violation of paragraphs C-10 or C-11 as follows: the total amount of accounts so factored, sold, assigned, transferred, pledged, hypothecated or otherwise given as security or collateral for any obligation during the term of this Agreement, multiplied by ten percent (10%).

        j.  hold CLIENT liable for any deficiency;

    27. TERMINATION: THE AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT FOR A PERIOD OF ONE FULL YEAR and thereafter shall renew automatically on each anniversary date, unless terminated as follows: i) BANKERS may terminate the Agreement AT ANY TIME by written notice to CLIENT, and the termination shall take effect 10 days after receipt of said notice by CLIENT. ii) CLIENT may terminate the Agreement at the end of any one year period by written notice to BANKERS of its intent to terminate, received by BANKERS via Certified U.S. Mail return receipt, during the 60 day period immediately prior to the anniversary date.

    28. POST TERMINATION: After termination CLIENT remains fully responsible to BANKERS for any obligation or indebtedness existing or which may yet arise in connection with: i) any accounts purchased by BANKERS which remain outstanding and not fully paid; or ii) any provision of the Agreement, including any warranty or covenant by CLIENT. The Financing Statement described and set forth in Par. E-1 hereinabove shall be terminated on or after the effective date of termination of the Agreement in accordance with Par. E-1-b hereinabove.

    29. BINDING ON FUTURE PARTIES: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.

    30. CUMULATIVE RIGHTS: All rights remedies and powers granted to BANKERS in this Agreement are cumulative and may be exercised singularly or concurrently with such other rights as BANKERS may have. These rights may be exercised from time to time as to all or any part of the pledged Collateral as BANKERS in its discretion may determine.

    31. WRITTEN WAIVER: No waiver by BANKERS of any of its rights and remedies hereunder shall be effective unless the waiver is in writing and signed by an authorized officer of BANKERS. A waiver by BANKERS of a right or remedy under this Agreement on one occasion is not the waiver of the right or remedy on any subsequent occasion.

    32. INVALID PROVISIONS: If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded, and this Agreement shall continue in full force as though such provision had not been incorporated herein.

    33. BANKERS and CLIENT (the "parties") agree that the Agreement reflects the joint drafting efforts of all parties. In the event any dispute, disagreement or controversy arises regarding the Agreement, the parties shall be considered joint authors and no provision shall be interpreted against any party because of authorship.

    34. ENTIRE AGREEMENT: This instrument contains the entire Agreement between the parties. No Addendum, Amendment or Modification of this Agreement will be valid or effective unless it is in writing and is signed by both parties. This Agreement shall supersede any previous Agreement of prior date.

    35. EFFECTIVE: This Agreement becomes effective after it has been executed by CLIENT but not until it also has been accepted and executed by an authorized officer of BANKERS.

    36. TIME OF THE ESSENCE: The parties agree that time is of the essence as to each and every term and condition of this Agreement.

    HTR ACQUISTION, INC.                   BANKERS CAPITAL MANAGEMENT CO., INC.

    BY: ________________________________   BY:_________________________________
        Narashimhan Kannan                     Caron Krueger Larkin
        President                              Title: President

    Accepted by Bankers Capital Management Co., Inc.

    on        , 199__
    at San Francisco, California




                                   Page 4 of 4         Rev. 7/8/99

[BANKERS CAPITAL LOGO]

Narashimhan Kannan
President

HTR ACQUISTION, INC.
6110 Executive Blvd., Ste. 320
Rockville, MD 20852

Dear Narashimhan Kannan:

PLEASE READ THE ENTIRE SECURITY AGREEMENT ("Agreement") CAREFULLY. ALL OF THE PROVISIONS ARE IMPORTANT.

Nothing contained in this letter shall modify or supersede any of the terms of the Agreement. However, we do want to emphasize certain of those items.

1. No account(s) will be purchased by Bankers Capital Management Co., Inc. ("BANKERS") unless and until the BANKER'S Credit Committee first approves the credit of and establishes a credit limit for that customer (account-debtor).

2. Each account receivable offered by your company for sale and assignment to BANKERS must meet all of the conditions described below. If an account does not meet all of those conditions, BANKERS will either not purchase the account or will charge it back to CLIENT.

    (Agreement Par. E-6)

    a. The account is an accurate and undisputed statement of indebtedness by customer to CLIENT and must be for a "sum certain", and which is due and payable in 30 days or less (unless BANKERS agrees in writing to terms or more than 30 days).

    b.  The product or service sold by your company to the customer:

        (1) Must have been delivered to and accepted by the customer. "Delivered to" means that THE PRODUCT OR SERVICE HAS BEEN RECEIVED BY THE CUSTOMER AT ITS PLACE OF BUSINESS. "Accepted" means that the customer (account-debtor) is legally obligated to pay the account. You must not send an Assignment Schedule to BANKERS until the product or service has been received and accepted by customer.

        (2) Must not have been sold or delivered to the customer on a guaranteed sale, return, consignment or similar basis. Client must not accept return of merchandise from customer on an account sold to BANKERS without BANKERS prior written approval.

        (3) Account must not be subject to set-off, or discount.

    c. The original invoice (i.e. CLIENT must not have been previously provided customer with an invoice for the account) must be delivered by you to BANKERS. BANKERS will then mail that invoice marked with BANKER'S Notice of Assignment stamp to your customer. You must never re-invoice or send invoices directly to customer for accounts which you are selling (or have sold) to BANKERS.

3. Payments from customers for invoices must be made by the customer directly to BANKERS. If CLIENT receives payment from a customer on an account, which CLIENT has sold to BANKERS, the CLIENT is obligated to immediately send that payment, uncashed, to BANKERS. If BANKERS does not receive such a payment from CLIENT on the next business day after CLIENT has received the payment, CLEINT will be assessed a fee equal to 15% of the payment amount received by CLIENT. In addition, BANKERS may file a lawsuit against CLIENT for conversion and seek punitive damages.

4. Before BANKERS purchases accounts, BANKERS RESERVES THE RIGHT, AT ITS SOLE DISCRETION, TO VERIFY WITH CUSTOMER RECEIPT AND ACCEPTANCE of product or service, that there are not setoffs, and the willingness of customer to pay BANKERS for the invoice. Verification is completed as quickly as possible, but funding is dependent upon BANKERS first receiving such verification satisfactory to BANKERS. The verification process is expedited if the CLIENT paves the way with the customer before the verification call is made. Lack of verification by BANKERS does not, in any way, affect CLIENT's obligations, warranties, covenants and promises set forth in the Agreement.

5. Please review Paragraphs E-3 and E-5-a of the Agreement regarding certain fees that are charged. Also, checks issued for purchases of accounts are sent by U.S. Mail. At CLIENT's request, a check will be sent by priority over-night courier for a fee of $12.00. If the payment is wired, it is subject to a charge of $15.00 per wire. REVIEW CAREFULLY PAR E-24, MINIMUM/MAXIMUM ACCOUNT: There is a penalty for not selling BANKERS a minimum amount of accounts monthly. ALSO REVIEW CAREFULLY PAR. E-27,
    TERMINATION: the Agreement cannot be terminated prior to the term described in that paragraph. Until and unless the time periods specified in that paragraph have expired, and until the conditions described in Par. E-1-b of the Agreement have been met: i) BANKER'S Financing Statement (UCC-1) shall remain in place, and ii) CLIENT shall finance its accounts receivable exclusively with BANKERS. Par D-5 of the Agreement describes when you will receive credit for a payment received by BANKERS in payment of an account.

6. The following minimum amounts are required for each Schedule and Assignment of Accounts: i) $2,500 in total accounts; ii) $500 per customer; iii) $100 per invoice. There will be a $50 per schedule sur-charge, as an account stated, for each schedule not meeting the $2,500 per schedule minimum.

7. You are required to immediately notify BANKERS in the event of a tax lien or levy filed or entered against you. Also, notify BANKERS in writing promptly if a customer intends to or has filed bankruptcy or has other credit problems.

8. Please maintain copies of all assignment schedules, invoices and other documents furnished by you to BANKERS. Please also maintain in your files those reports, statements, pay and charge-back forms, and copies of checks issued to you by BANKERS. If at any time you need additional copies from BANKERS of any such documents, BANKERS will charge a fee in an amount as determined by BANKERS from time to time for such copies.

If you have any questions, concerns or complaints, please contact us. We value you as a client, and we will make every attempt to provide you with good service.

Sincerely,

BANKERS CAPITAL MANAGEMENT CO., INC.            I HAVE READ, UNDERSTAND,
                                                ACKNOWLEDGE AND AGREE TO ALL OF
                                                THE CONDITIONS OF THIS CLIENT
                                                INTRODUCTION LETTER AND THE
                                                SECURITY AGREEMENT:

BY:                                             HTR ACQUISTION, INC.
    -------------------------------
          Caron Krueger Larkin
          President

                                                BY:
                                                   -----------------------------
                                                   Narashimhan Kannan
                                                   Title: President

                     CERTIFIED COPY OF CORPORATE RESOLUTION
                                       AND
                             INCUMBANCY CERTIFICATE

"RESOLVED, that the Security Agreement (hereinafter "Agreement") dated September 14, 1999, between this company HTR ACQUISTION, INC. and Bankers Capital Management Co., Inc., a California corporation (hereinafter "BANKERS"), and all amendments and addendum thereto, and all other agreements, financing statements, schedules of assignment and other documents connected therewith be, and the same hereby are, approved on the terms and conditions as set forth therein;

"RESOLVED, that any officers of this company whose name(s) is/are listed below be, and he/she/they hereby is/are, authorized and directed to negotiate, agree upon, execute and deliver, from time to time, in the name of and on behalf of this company, such agreements, amendments, addenda, schedules of assignment, documents, instruments, certificates, financing statements, notices and further assurances, and to perform any and all such acts and things as may be required by BANKERS in connection with said agreement or any other agreement or document connected therewith, or may to him/her/them seem necessary, proper or convenient to implement complete consummation of said agreement or any other agreement or document connected therewith, in all respects and to implement the purposes set forth in these resolutions;

"RESOLVED, that these resolutions shall remain in full force and effect until written notice of their amendment or repeal shall be received by BANKERS and until all indebtedness and obligations arising out of said agreement and all other agreements and documents connected therewith shall have been paid and satisfied in full."

The undersigned, Stanley Hong, as the duly elected, qualified and acting Secretary of HTR ACQUISTION, INC. does hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted at a meeting of the Board of Directors of HTR ACQUISTION, INC., a Delaware Corporation, duly called, noticed and held on __________________, at which meeting there was at all times present and acting a quorum of the members of said Board of Directors; that said resolutions are in full force and have not been rescinded or modified; that there is no provision in the articles or bylaws of HTR ACQUISTION, INC. limiting the power of the Board of Directors to pass the foregoing resolutions and that the same are in conformity with said articles and bylaws; that I am the custodian of the minutes of the Board of Directors of HTR ACQUISTION, INC.; that the persons named below are the duly elected officers of HTR ACQUISTION, INC. as of the date of this certificate and that the signatures of said officers appearing opposite their respective names below are the true and correct personal signatures of said officers, to wit:

Name Printed or Typed:        Title                   Signature
---------------------         -----                   ---------

_______________________       President               _______________________


_______________________       Vice President          _______________________


_______________________       Secretary               _______________________


_______________________       Treasurer               _______________________


_______________________       Other                   _______________________

Date: September 14, 1999
      ------------------
                                                    X________________________
                                                     Michael Schwien
                                                     Secretary
                                                     HTR ACQUISTION, INC.

[BANKERS CAPITAL LOGO]


                         CONTINUING GUARANTY AND WAIVER

Reference is made to the Security Agreement (herein "Agreement") made and entered into effective September 14, 1999, between HTR ACQUISTION, INC. (hereinafter "Company") and Bankers Capital Management Co., Inc. (herein "BANKERS").

For valuable consideration and to induce BANKERS to enter into Agreement, the undersigned agree as follows:

1. GUARANTY OF OBLIGATIONS: The undersigned jointly and severally unconditionally guaranty to BANKERS full payment and prompt and faithful performance by the Company of all of its present and future indebtedness and obligations to BANKERS, which may arise pursuant to the Agreement. The words "indebtedness" and "obligations" are used herein in their most comprehensive sense and include any and all advances debts, obligations, and liabilities of the Company heretofore, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Company may be liable individually or jointly with others, or whether recovery may be or hereafter become barred by any statute of limitations or otherwise become unenforceable. Said indebtedness and obligations guaranteed hereunder shall be collectively referred to herein as "Obligations".

2. RIGHTS ARE INDEPENDENT: The Obligations of the undersigned are independent of the obligations of the Company under Agreement, and separate action or actions may be brought and prosecuted by BANKERS against the undersigned whether or not an action is brought against Company or whether the Company is joined in any such action or actions.

3. WAIVER OF DEFENSE: The undersigned waive any right to require BANKERS to proceed against the Company, the account-debtor or customer of the Company, or any other person, or proceed against or exhaust any security, or pursue any other remedy in BANKER'S power.

4. CONTINUING GUARANTY: It is the intention of the undersigned that this guaranty shall constitute a continuing guaranty of the Obligations of the Company under Agreement and any addendum, amendment, or modifications thereto.

5.  DEFAULT: ANY one or more of the following shall be a default hereunder:

      a) Any default in payment or performance of any instrument, or of the Obligations hereby guaranteed; or b) any warranty, representation, statement, or report made or delivered to BANKERS by or on behalf of the Company, or the undersigned, is incorrect, false, untrue or misleading when given in any material respect whatever; or c) there shall occur the dissolution of the Company or the transfer, hypothecation or liquidation or all or substantially all the Company's assets; or d) the undersigned shall sell, transfer convey or in any manner alienate its interest for the Company.

    In the event of any of the foregoing, the Obligations hereby guaranteed shall become, for the purpose of this guaranty, due and payable by the undersigned forthwith without demand or notice.

6. AUTHORITY OF OFFICERS: It is not necessary for BANKERS to inquire into the powers of the Company or the officers, directors, agents, acting or purporting to act in its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7. PARTNERSHIP OR ASSOCIATION: When the Company is a partnership or other association, this guaranty is to extend to the person or persons for the time being and from time to time carrying on the business now conducted by the Company, notwithstanding any change or changes in the name, structure and/or membership of the Company.

8. FINANCIAL CONDITION OF COMPANY: The undersigned represent to BANKERS that they are now and will be completely familiar with the business, operations and overall economic condition of the Company and they hereby waive and relinquish any duty on the part of BANKERS to disclose any matter, fact or thing relating to the business, operation or financial condition of the Company now known or hereafter known by BANKERS.

9. GUARANTOR'S DIRECT BENEFIT: The undersigned hereby represent and warrant that it is in the undersigned's direct interest to assist the Company because of the undersigned's position(s) in and/or economic relations with the Company.

10. ATTORNEY'S FEES: Whether or not suit be instituted, the undersigned agree to pay reasonable attorney's fees and all other costs and expenses incurred by BANKERS in enforcing this guaranty and in any action or proceedings arising out of or relating to the Agreement.

11. SUCCESSORS AND ASSIGNS: This guaranty shall bind the successors and assigns of the undersigned and shall inure to BANKER'S successors and assigns.

12. GOVERNING LAW AND VENUE: This guaranty and waiver shall be governed in accordance with the procedural and substantive laws of the State of California, and venue for any litigation arising from this guarantee shall be in any court of competent jurisdiction located in City and County of San Francisco, State of California.

13. SEVERABILITY: In case any right of BANKERS herein shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality and/or not enforceable, shall not affect any other right granted hereby.

14. JOINT AND SEVERAL: All of the obligations of the undersigned hereunder shall be joint and several.

Executed September 14, 1999

---------------------------------
By: Narashimhan Kannan, President
UOL Publishing, Inc.

[BANKERS CAPITAL LOGO]

Narashimhan Kannan
President
HTR ACQUISTION, INC.
6110 Executive Blvd., Ste. 320
Rockville, MD 20852

Re:  One-Time Waiver for Purchase of Non-Original Invoices

Dear Narashimhan Kannan:

When purchasing accounts from Clients, it is the policy of Bankers Capital Management Co., Inc. ("BANKERS") to purchase accounts evidenced by original invoices only.

An ORIGINAL invoice is described in Section E ("Further Promises"), Par. 5 ("Required Forms") of the Agreement for Purchase of Accounts as follows:

"When Client offers - accounts - to BANKERS for sale, BANKERS shall - receive - from Client: - an ORIGINAL - invoice - for each account sold to BANKERS; "original" shall mean that the Client has not previously provided customer with an invoice for the account".

You have just entered into a factoring contract with BANKERS, and in order to facilitate the first time purchase of accounts from your company, BANKERS agrees to a one-time waiver of the above described provisions of Par. 5, Section E of the contract; that is, BANKERS will agree that on the occasion of your first sale and assignment of accounts to BANKERS to purchase selective non-original invoices from you, subject to the following conditions:

1. The non-original invoices must be listed on a Schedule and Assignment of Accounts form separate and distinct from an assignment schedule listing original invoice.

2. At the very top of the assignment schedule form the words "NON-ORIGINAL INVOICES" must be prominently printed.

3. At the bottom of the form, upon acceptance of the non-original invoices schedule by BANKERS, BANKERS will write in, "NON-ORIGINAL INVOICES APPROVED BY BANKERS", and that notation will be signed by an officer of BANKERS.

4. BANKERS will not purchase non-original invoices without first verifying with the customers (account-debtors), as follows:

   a. That customer will withhold payment pending receipt from BANKERS a copy of the invoice marked with BANKER'S Notice of Assignment imprint;

   b. That payment will be made directly to BANKERS and to no one else;

   c. That the product or service described in the invoice has been received and accepted by the customer.

Please be aware that the verification process is more difficult and time-consuming with non-original invoices than it is with original invoices; that it usually takes more time to process the assignment and fund the purchase of accounts; that it creates more work for your customer, and if the processing of the invoice by the customer has proceeded beyond a certain point, that payment cannot be re-directed to BANKERS.

After the initial purchase by BANKERS from Client of accounts, which include non-original invoices, under the circumstances, listed above, Client will not attempt to sell to BANKERS, nor will BANKERS buy from Client, other than original invoices.

Very truly yours,

BANKERS CAPITAL MANAGEMENT CO., INC.         HTR ACQUISTION, INC.

BY:_____________________________             BY:________________________________
   Caron Krueger Larkin                         Narashimhan Kannan
   Title: President                             President

                                                                     Rev. 7/8/99

            AMENDMENT NO. 1 TO AGREEMENT FOR PURCHASE OF ACCOUNTS

That certain Security Agreement and all other documents ("Agreement") between Bankers Capital Management Company ("Bankers") and HTR Acquisitions, Inc. ("Client"), made and entered into effective August 31, 1999, shall be changed and amended to provide that wherever HRT Acquisitions, Inc. appears HTR, Inc. shall be substituted.

Paragraph D-3, Reserve, shall be changed and amended to provide that wherever ZERO percent (0%) appears in said paragraph that ten percent (10%) shall be substituted in its place for all accounts purchased from Client by Bankers.

Paragraph C-1 shall be amended to provide that HTR is also a trade name under which CLIENT is properly licensed and authorized to operate.

Paragraph C-11 shall be amended by adding the following: Negative Pledge clause as defined in this paragraph shall not apply to leased equipment for use by Client and which purpose is not for resale.

Except as specifically provided in this Amendment and other amendments duly executed by the parties, all other terms, conditions, covenants and warranties of the Agreement which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect, and the Client hereby covenants and agrees to perform and observe all terms, agreements, and covenants provided for the Agreement, as amended.

DATE: October 14, 1998                 BANKERS CAPITAL MANAGEMENT COMPANY

                                       By:________________________
                                            Caron Krueger Larkin
                                            President

                                       HTR, Inc.

                                       By:________________________
                                            Narashimhan Kannan
                                            President